UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 8, 2009

PRESTIGE BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

   90 North Broadway, Irvington, New York 10533
(Address of principal executive offices, including Zip Code)

 (914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On June 8, 2009, the Board of Directors (the “Board”) of Prestige Brands Holdings, Inc. (the “Registrant”) decreased the size of the Board from ten to seven members effective as of the date of the Annual Meeting of Stockholders to be held on August 4, 2009 (the “2009 Annual Meeting”).  In connection with the reduction in the size of the Board, Messrs. David A. Donnini, Ronald B. Gordon and Raymond P. Silcock have indicated that they will not stand for re-election to the Board at the end of their current term which ends at the 2009 Annual Meeting.

The Board has approved a slate of nominees for election to the Board at the 2009 Annual Meeting for a one year term ending on the date of the 2010 Annual Meeting of Stockholders.  The slate of nominees for election to the Board, which will be included in the Registrant’s Proxy Materials for the 2009 Annual Meeting, is comprised of the following individuals:

Mark Pettie
L. Dick Buell
John E. Byom
Gary E. Costley, Ph.D.
Vincent J. Hemmer
Patrick M. Lonergan
Peter C. Mann

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2009	PRESTIGE BRANDS HOLDINGS, INC.

	By:	/s/ Charles N. Jolly
Name: Charles N. Jolly
Title: Secretary and General Counsel